UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/01/2011

MVB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50567

WV	200034461
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of principal executive offices, including zip code)

304-363-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The MVB Financial Corp Special Shareholders Meeting was held Thursday, September 1, 2011 at 301 Virginia Avenue - Fairmont, WV.

The Proxy Committee certified that 59.7%, or 1,305,988 of the 2,187,548 outstanding voting shares of MVB Financial Corp were represented in person or by proxy and that, in accordance with the Bylaws, a quorum was present.

The results of the proxy voting are as follows:

Proposal 1: To approve an amendment to the MVB Financial Corp Articles of Incorporation to provide for an increase from 5,000 to 8,500 the number of authorized preferred shares.

99.49% (1,299,272 shares) of the votes cast for Proposal No. 1 voted in FAVOR of the proposal.

0.48% (6,233 shares) voted AGAINST, and 0.03% (481 shares) ABSTAINED from voting.

Based on the results from the vote, the first paragraph of Article V of the Articles of Incorporation for MVB Financial Corp. was amended to read, in its entirety, as follows:

The amount of the total authorized capital stock of said corporation shall be twelve million five hundred thousand dollars ($12,500,000), which shall be divided into four million (4,000,000) shares of Common Stock with a value of $1.00 each per share, and eight thousand five hundred (8,500) shares of Preferred Stock with a par value of $1,000 per share ("Preferred Stock").

Proposal 2: To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting, as more fully described in the accompanying proxy statement.

99.45% (1,298,815 shares) of the votes cast for Proposal No. 2 voted in FAVOR of the proposal.

0.53% (6,981 shares) voted AGAINST, and .02% (790 shares) ABSTAINED from voting.

Proposal 3: To transact any other business that may properly be brought before the meeting or any adjournment thereof.

97.74% (1,276,501 shares) of the votes cast for Proposal No. 2 voted in FAVOR of the proposal.

1.61% (21,043 shares) voted AGAINST, and .65% (8,773 shares) ABSTAINED from voting.

There was no further business, so the meeting was adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVB FINANCIAL CORP

Date: September 01, 2011	By:	/s/ Lisa J. Wanstreet
Lisa J. Wanstreet
Corporate Secretary